ESCROW AND CONTRIBUTION AGREEMENT

THIS ESCROW AND CONTRIBUTION AGREEMENT (this “Agreement”) is made and entered into as of the 28th day of June, 2013, by and among ALLDIGITAL HOLDINGS, INC. a Nevada corporation (the “Company”), the STEPHEN JAMES SMITH TRUST (Dated 10/24/02), a trust (“Smith”), TIMOTHY NAPOLEON, an individual (“Napoleon,” and together with Smith, the “Contributors”), and PARR BROWN GEE & LOVELESS, P.C., a Utah professional corporation, as escrow agent (the “Escrow Agent”). The Company and the Contributors are hereinafter sometimes jointly referred to as the “Parties” and, where no distinction is required by the context, sometimes separately referred to as a “Party.”

RECITALS:

WHEREAS, each of Smith and Napoleon own shares of common stock of the Company (“Shares”); and

WHEREAS, in order to increase the value of the other Shares Smith owns, Smith desires to contribute 600,000 Shares to the Company represented by certificates numbered 1367 (“Smith C1”), 1368 (“Smith C2”) and 1369 (“Smith C3”); together with Smith C1 and Smith C2, the “Smith Contribution Shares”), each of which is for 200,000 Shares, subject to the terms and conditions of this Agreement; and

WHEREAS, in order to increase the value of the other Shares Napoleon owns, Napoleon desires to contribute 600,000 Shares to the Company represented by certificates numbered 1370 (“Napoleon C1”), 1371 (“Napoleon C2”) and 1372 (“Napoleon C3”; together with Napoleon C1 and Napoleon C2, the “Napoleon Contribution Shares”; together with the Smith Contribution Shares, the “Contribution Shares”), each of which is for 200,000 Shares, subject to the terms and conditions of this Agreement; and

WHEREAS, the Parties have agreed to enter into this Agreement to provide for the contribution of the Contribution Shares and to detail certain circumstances under which the obligation to contribute the Contribution Shares may lapse;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1. Contribution and Escrow Deposit.

(a) Certain Definitions. For purposes of this Agreement:

(i) The “Grant Date” shall mean June 28, 2013.

(ii) Each of the ten-month, twenty-month and thirty-month anniversaries of the Grant Date shall be a “Transfer Date”.

(iii) The “Walpuck Option” shall mean the Stock Option Agreement between John Walpuck and the Company granted on the Grant Date, a copy of which is attached as Exhibit A hereto.

(iv) The “Wilms Option” shall means the Stock Option Agreement between Kon Wilms and the Company granted on the Grant Date, a copy of which is attached as Exhibit B hereto.

(b) Smith Contribution.

(i) Subject to subsection l(b)(ii) and l(b)(iii), Smith hereby irrevocably agrees to transfer and assign to the Company, by means of the Smith Stock Powers described below for no additional consideration (A) the Smith Contribution Shares represented by Smith C1 on the ten-month anniversary of the Grant Date, (B) the Smith Contribution Shares represented by Smith C2 on the twenty-month anniversary of the Grant Date, and (C) the Smith Contribution Shares represented by Smith C3 on the thirty-month anniversary of the Grant Date. Within two business days of the date first set forth above, Smith shall deliver to the Escrow Agent, each of Smith C1, Smith C2 and Smith C3, together with duly executed stock powers substantially in the form attached hereto as Exhibit C related to each of Smith C1, Smith C2 and Smith C3 (the “Smith Stock Powers”). References to Smith C1, Smith C2 and Smith C3 shall include any certificates issued as replacements (partial or full) for the same.

(ii) Notwithstanding subsection l(b)(i), (A) in the event that there occurs any event that causes the exercisability of the Walpuck Option to accelerate in full, Smith shall immediately transfer and assign to the Company 50% of the Smith Contribution Shares not yet transferred and assigned on the date of such acceleration in full; and (2) in the event that there occurs any event that causes the exercisability of the Wilms Option to accelerate in full, Smith shall immediately transfer and assign to the Company 50% of the Smith Contribution Shares not yet transferred and assigned on the date of such acceleration.

(iii) In the event that there occurs any event, such as the termination of the employment of John Walpuck with the Company, that causes the Walpuck Option to cease vesting prior to the date the Walpuck Option is fully exercisable, the number of Smith Contribution Shares that Smith is obligated to transfer and assign to the Company under subsection l(b)(i) on each of the ten-month, twenty-month and thirty-month anniversaries of the Grant Date and under subsection l(b)(ii) (but in all cases only if such dates have not yet passed), shall be reduced by 50%. In the event that there occurs any event, such as the termination of the employment of Kon Wilms with the Company, that causes the Wilms Option to cease vesting prior to the date the Wilms Option is fully exercisable, the number of Smith Contribution Shares that Smith is obligated to transfer and assign to the Company under subsection l(b)(i) on each of the ten-month, twenty-month and thirty-month anniversaries of the Grant Date and under subsection l(b)(ii) (but in all cases only if such dates have not yet passed), shall be reduced by 50%. The certificates representing any Smith Contribution Shares released from the obligations under this Agreement as a result of an event described in this subsection (l)(b)(iii) shall be promptly returned to Smith, provided that Smith complies with Smith’s obligations under subsection (iv) below.

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(iv) The Company and Smith shall be each obligated to notify the Escrow Agent in writing of the occurrence of any of the events described in subsections (l)(b)(ii) or (l)(b)(iii), and the Escrow Agent shall have no obligation to make any inquiry with respect to any such event and shall have no liability for any action or omission resulting its failure to receive written notice of any such event. In the events that subsections (l)(b)(ii) or (l)(b)(iii) become applicable, Smith, the Company and the Escrow Agent, at the Company’s expense, shall cooperate to execute substitute stock powers, and exchange or subdivide certificates, in order to ensure that the Escrow Agent has on each Transfer Date a certificate, and associated stock power, representing the number of Smith Contribution Shares to be transferred and assigned on such Transfer Date and that any Smith Contribution Shares that are released from the obligations of this Agreement can be returned.

(c) Napoleon Contribution.

(i) Subject to subsection l(c)(ii) and l(c)(iii), Napoleon hereby irrevocably agrees to transfer and assign to the Company, by means of the Napoleon Stock Powers described below for no additional consideration (A) the Napoleon Contribution Shares represented by Napoleon C1 on the ten-month anniversary of the Grant Date, (B) the Napoleon Contribution Shares represented by Napoleon C2 on the twenty-month anniversary of the Grant Date, and (C) the Napoleon Contribution Shares represented by Napoleon C3 on the thirty-month anniversary of the Grant Date. Within two business days of the date first set forth above, Napoleon shall deliver to the Escrow Agent, each of Napoleon C1, Napoleon C2 and Napoleon C3, together with duly executed stock powers substantially in the form attached hereto as Exhibit C related to each of Napoleon C1, Napoleon C2 and Napoleon C3 (the “Napoleon Stock Powers”; together with the Smith Stock Powers, the “Stock Powers”). References to Napoleon C1, Napoleon C2 and Napoleon C3 shall include any certificates issued as replacements (partial or full) for the same.

(ii) Notwithstanding subsection l(c)(i), (A) in the event that there occurs any event that causes the exercisability of the Walpuck Option to accelerate in full, Napoleon shall immediately transfer and assign to the Company 50% of the Napoleon Contribution Shares not yet transferred and assigned on the date of such acceleration in full; and (2) in the event that there occurs any event that causes the exercisability of the Wilms Option to accelerate in full, Napoleon shall immediately transfer and assign to the Company 50% of the Napoleon Contribution Shares not yet transferred and assigned on the date of such acceleration.

(iii) In the event that there occurs any event, such as the termination of the employment of John Walpuck with the Company, that causes the Walpuck Option to cease vesting prior to the date the Walpuck Option is fully exercisable, the number of Napoleon Contribution Shares that Napoleon is obligated to transfer and assign to the Company under subsection l(c)(i) on each of the ten-month, twenty-month and thirty-month anniversaries of the Grant Date and under subsection l(c)(ii) (but in all cases only if such dates have not yet passed), shall be reduced by 50%. In the event that there occurs any event, such as the termination of the employment of Kohn Wilms with the Company, that causes the Wilms Option to cease vesting prior to the date the Wilms Option is fully exercisable, the number of Napoleon Contribution Shares that Napoleon is obligated to transfer and assign to the Company under subsection l(c)(i) on each of the ten-month, twenty-month and thirty-month anniversaries of the Grant Date and under subsection l(c)(ii) (but in all cases only if such dates have not yet passed), shall be reduced by 50%. The certificates representing any Napoleon Contribution Shares released from the obligations under this Agreement as a result of an event described in this subsection (l)(c)(iii) shall be promptly returned to Napoleon, provided that Napoleon complies with Napoleon’s obligations under subsection (iv) below.

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(iv) The Company and Napoleon shall be each obligated to notify the Escrow Agent in writing of the occurrence of any of the events described in subsections (l)(c)(ii) or (l)(c)(iii), and the Escrow Agent shall have no obligation to make any inquiry with respect to any such event and shall have no liability for any action or omission resulting its failure to receive written notice of any such event. In the events that subsections (l)(c)(ii) or (l)(c)(iii) become applicable, Napoleon, the Company and the Escrow Agent, at the Company’s expense, shall cooperate to execute substitute stock powers, and exchange or subdivide certificates, in order to ensure that the Escrow Agent has on each Transfer Date a certificate, and associated stock power, representing the number of Napoleon Contribution Shares to be transferred and assigned on such Transfer Date and that any Napoleon Contribution Shares that are released from the obligations of this Agreement can be returned.

(d) Each of the Contributors, with respect to his or its respective Contribution Shares, represents and warrants that (i) he or it is the sole owner of such Contributions Shares, (i) such Contribution Shares are not subject to any encumbrances, pledges, security interests, options or other third party rights, and (ii) his transfer and contribution of the Contribution Shares to the Company subject to the terms and conditions of this Agreement will not violate any agreement, court order, or law to which he is subject or otherwise require the consent of any third person.

(e) For purposes of clarity, until such time as the Contribution Shares are transferred to the Company, the person whose name is on such Contribution Shares shall have all voting rights and rights to receive distribution with respect to such Contribution Shares.

2. Release of Certificates and Stock Powers.

(a) Transfer of Shares on Transfer Date. On or after each Transfer Date, the Escrow Agent shall, upon receipt of a request from the Company and subject to the Escrow Agent having received the correct certificates and stock powers, transfer and deliver to the Company (i) the certificates representing the Smith Contribution Shares that Smith is obligated to transfer and assign to the Company on such date, together with the associated Smith Stock Power, and (ii) the certificates representing the Napoleon Contribution Shares that Napoleon is obligated to transfer and assign to the Company on such date, together with the associated Smith Stock Power. In addition, if events described in subsections l(b)(ii) and l(c)(ii) occur with respect to both the Walpuck Option and the Wilms Option, the Escrow Agent shall, upon receipt of a request from the Company, transfer and deliver to the Company certificates representing all of the Smith Contributions Shares, certificates representing all of the Napoleon Contribution Shares and all associated Stock Powers.

(b) Return Events. At any time Smith or Napoleon is entitled to the return of Contribution Shares as a result of the events described in subsections (l)(b)(iii) or 1(c)(iii), upon satisfaction by all Parties of their obligations under subsections (l)(b)(iv) and/or l(c)(iv) as applicable (including the possession by the Escrow Agent of certificates for retention and return in correct amounts, with associated stock powers), the Escrow Agent shall, upon request from Smith or Napoleon as applicable, deliver to Smith or Napoleon certificates representing Contribution Shares that Smith and/or Napoleon is entitled to received under subsections (l)(b)(iii) or l(c)(iii).

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(c) Termination. This Agreement shall terminate upon the earliest to occur of the date that all Contribution Shares have been transferred to the Company or the date on which all Contribution Shares have been returned to Smith or Napoleon, in each case in accordance with Sections 1 and 2. Upon such termination, this Agreement shall have no further force and effect, except that the provisions of this Section 2(c), and Sections 3, 4, 5, and 6, and Sections 8 through 18 below shall survive such termination.

(d) Method of Distribution, The Escrow Agent may send any stock powers or certificates it is required to deliver hereunder by means of Federal Express or other nationally recognized courier services to the applicable notice addresses set forth in Section 8 below. The Escrow Agent is hereby released of any liability associated with the loss or destruction or any stock power or certificate provided it delivers the same, with the appropriate address, to Federal Express or other nationally recognized courier service.

(e) Overriding of Instructions. Notwithstanding any other provisions of this Agreement, the Escrow Agent shall deliver all or any part of any stock power of any certificate representing any Contribution Shares in accordance with the terms of any joint direction addressed to the Escrow Agent and signed by the Company and the respective Contributor, except to the extent an order of a court of competent jurisdiction by which the Escrow Agent is bound prohibits the Escrow Agent from complying with the terms hereof.

(f) Effect of a Change in Control or Recapitalization. In the event of a recapitalization, merger, asset sale, stock split, stock consolidation or any other transaction pursuant to which, by operation of law, the Contribution Shares are exchanged for other property (including without limitation shares of another company or a different number of shares of the Company), the Parties shall acknowledge and agree that references to Contribution Shares shall include any property for which the Contribution Shares are exchanged (on a basis reflecting the exchange ratio) and agree to cooperate in order to (a) execute such transmittal letters or other documents as are necessary to exchange the Contribution Shares for the other property, (b) to execute such Stock Powers and other documents as the Escrow Agent determines is necessary or appropriate in order to permit the Escrow Agent to be in a position to transfer the substitute property consistent with Section 1 of this Agreement.

3. Conditions to Escrow. The Escrow Agent agrees to hold the Escrow Stock Powers and to perform in accordance with the terms and provisions of this Agreement. The Parties agree that the Escrow Agent shall not assume any responsibility for the failure of the Parties to perform in accordance with the terms of this Agreement. The acceptance by the Escrow Agent of its responsibilities hereunder is subject to the following terms and conditions, which the Parties hereto agree shall govern and control with respect to the Escrow Agent’s rights, duties, and liabilities hereunder:

(a) Documents. The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, receipt, or other paper or document furnished to it, not only as to its due execution and validity and the effectiveness of its provisions, but also as to the truth and accuracy of any information therein contained, which the Escrow Agent in good faith believes to be genuine and what it purports to be. Should it be necessary for the Escrow Agent to act upon any instructions, directions, documents, or instruments issued or signed by or on behalf of any corporation, partnership, fiduciary, or individual acting on behalf of another party hereto, it shall not be necessary for the Escrow Agent to inquire into such corporation’s, partnership’s, fiduciary’s, or individual’s authority. The Escrow Agent is also relieved from the necessity of satisfying itself as to the authority of the persons executing this Agreement in a representative capacity on behalf of any of the Parties.

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(b) Liability. The Escrow Agent shall not be liable for anything that it may do or refrain from doing in connection herewith, except for its own negligence, bad faith, or willful misconduct.

(c) Legal Counsel. The Escrow Agent may consult with, and obtain advice from, legal counsel in the event of any question as to any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and instructions of such counsel.

(d) Limitation of Duties. The Escrow Agent shall have no duties except those that are expressly set forth herein, which shall be deemed purely ministerial in nature, and shall under no circumstance be deemed a fiduciary for any of the Parties to this Agreement It shall not be bound by any agreement of the other Parties hereto (whether or not it has any knowledge thereof). This Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred from the terms of this Agreement or any other Agreement.

(e) Resignation or Termination of Escrow Agent. The Escrow Agent shall have the right to resign at any time by giving written notice of such resignation to the Parties, and the Parties shall have the right to terminate the services of the Escrow Agent hereunder at any time by giving written notice (with such written notice being signed by all of the Parties hereto) of such termination to the Escrow Agent, in each case specifying the effective date of such resignation or termination. Within thirty (30) days after receiving or delivering the aforesaid notice, as the case may be, the Parties agree to appoint a successor Escrow Agent to which the Escrow Agent may distribute the property then held hereunder, less the amount of any fees owing to the Escrow Agent hereunder as of such date. If a successor Escrow Agent has not been appointed and has not accepted such appointment by the end of such thirty (30) day period, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent, and the costs, expenses, and reasonable attorneys’ fees which are incurred in connection with any such proceeding shall be paid by the Company. Except as otherwise agreed to in writing by the Parties, no escrowed certificates or stock powers shall be released unless and until a successor Escrow Agent has been appointed in accordance with this Paragraph 3(e).

(f) Discharge of Escrow Agent. Upon delivery of all of the Stock Powers and certificates representing all Contribution Shares pursuant to the terms of Paragraph 2 above or to a successor Escrow Agent, the Escrow Agent shall thereafter be discharged from any further obligations hereunder. The Escrow Agent is hereby authorized, in any and all events, to comply with and obey any and all final judgments, orders, and decrees of any court of competent jurisdiction which may be filed, entered, or issued, and all final arbitration awards and, if it shall so comply or obey, it shall not be liable to any other person by reason of such compliance or obedience.

4. Indemnification. The Company hereby agrees to indemnify the Escrow Agent for and to hold it harmless against any loss, liability, or reasonable expense (including reasonable attorneys’ fees and expenses) incurred without gross negligence, willful misconduct, or bad faith on the part of the Escrow Agent arising out of or in connection with its performance under this Agreement. Such indemnification shall survive the resignation or removal of the Escrow Agent or the termination of this Agreement.

5. Escrow Fee and Expenses. The Escrow Agent (a) shall be reimbursed by the Company the expenses reasonably necessary to engage in performance of its duties hereunder; and (b) shall be paid by the Company for time spent performing its obligations hereunder at its normal hourly rates for legal services. In the event any expenses are incurred hereunder, Escrow Agent agrees to invoice the Company for such expenses.

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6. Waiver of Potential Conflicts of Interest. The Parties acknowledge that Escrow Agent has acted as counsel for the Company and that Escrow Agent’s appointment and performance of its duties hereunder may result in a conflict of interest to the Parties. Accordingly, the Parties hereto waive any conflict of interest that may arise through Escrow Agent’s appointment hereunder and/or the performance of its duties as set forth herein. Further, all of the Parties hereby acknowledge and consent to the Escrow Agent’s continued representation of the Company and the Company’s parents, subsidiaries, officers, directors, agents and affiliates, in any future matter, including but not limited to any dispute arising under or relating to this Agreement (other than a dispute to which the Escrow Agent is a party).

7. Limitations on Rights to Escrow Stock Powers. None of the Parties shall have any right, title, or interest in or to, or possession of, the Contribution Shares and, therefore, shall not have the ability to pledge, convey, hypothecate, or grant as security all or any portion of the Contribution Shares unless and until such Escrow Stock Powers have been released pursuant to Section 2 above. Accordingly, the Escrow Agent shall be in sole possession of the Contributions Shares and shall not act as custodian of the Parties under this Agreement for the purposes of perfecting a security interest therein, and no creditor of any of the Parties shall have any right to have or to hold or otherwise attach or seize all or any portion of the Contributions Shares as collateral for any obligation and shall not be able to obtain a security interest in any of the Escrow Stock Powers unless and until such Escrow Stock Powers have been released pursuant to Section 2 above.

8. Notices. All notices, demands, or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given and received when delivered personally to the recipient, one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid), or five (5) days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands, and other communications shall be sent to the Escrow Agent, the Buyer, and the Seller at the respective addresses indicated below or at such other address or to the attention of such other person as the recipient party has hereafter specified by prior written notice to the sending party.

If to the Company, to:

Paul Summers, Chairman & CEO

220 Technology Drive, Suite 100

Irvine, CA 92618

Fax no.: 949-250-0730

E-mail address: pauls@alldigital.com

with a copy (which shall not constitute notice) to:

Parr Brown Gee & Loveless

Attention: Bryan T. Allen

Address: 185 S. State St., Suite 800, Salt Lake City, Utah 84111

Fax no.: (801) 532-7750

E-mail addresses: ballen@parrbrown.com

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If to Smith, to:

Steve Smith

2815 North Stone Pine Glen

Santa Ana, CA 92706

E-mail address: steve@alldigital.com

If to Napoleon, to;

Tim Napoleon

7749 East Appaloosa Trail

Orange, CA 92869

E-mail address: tim@alldigiial.com

If to the Escrow Agent, to:

Parr Brown Gee & Loveless

Attention: Bryan T. Allen

Address: 185 S. State St., Suite 800, Salt Lake City, Utah 84111

Fax no.: (801) 532-7750

E-mail addresses: ballen@parrbrown.com

9. Entire Agreement; Amendments: Limited Duties.

(a) This Agreement, together with the Exhibits hereto, contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes any prior understandings or agreements by or among the Parties hereto, whether written or oral, which may have related to the subject matter hereof in any way. This Agreement may be amended, or any provision of this Agreement may be waived, so long as such amendment or waiver is set forth in a writing executed by each of the Parties other than the Escrow Agent (a copy of which shall be promptly provided by the Company to the Escrow Agent); provided, however, that if any such amendment or waiver would have the effect of increasing or expanding the Escrow Agent’s obligations or duties under this Agreement, the written consent of the Escrow Agent shall be required in addition to the written consent of the Parties. No course of dealing between or among the Parties hereto shall be deemed effective to modify, amend, or discharge any part of this Agreement or any rights or obligations of any Party hereto under or by reason of this Agreement.

(b) The Escrow Agent shall have only those duties as are specifically provided herein. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument or document between the other Parties hereto. This Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred from the terms of this Agreement or any other Agreement.

10. Assigns and Assignment. This Agreement and all actions taken hereunder shall inure to the benefit of and shall be binding upon all of the Parties hereto and upon all of their respective successors and assigns; provided, however, that the Escrow Agent shall not be permitted to assign its obligations hereunder except as provided in Paragraph 3(e) above.

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11. No Other Third Party Beneficiaries. Nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person other than the Escrow Agent, the Parties and their permitted assigns any rights or remedies under or by reason of this Agreement.

12. Interpretation. The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning hereof.

13. No Waiver. No failure or delay by a Party hereto in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any right of further exercise or the exercise of any other right, power, or privilege.

14. Severability. The Parties hereto agree that (a) the provisions of this Agreement shall be severable in the event that for any reason whatsoever the provisions hereof are invalid, void, or otherwise unenforceable, (b) such invalid, void, or otherwise unenforceable provisions shall be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void, or otherwise unenforceable provisions, but are valid and enforceable, and (c) the remaining provisions shall remain enforceable to the fullest extent permitted by law.

15. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their collective mutual intent, and no rule of strict construction shall be applied against any person. When a reference is made in this Agreement to a Paragraph, such reference shall be to a Paragraph of this Agreement unless otherwise indicated. Whenever the words “include,” or “including,” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” When used in this Agreement the term “or” shall have the inclusive meaning represented by the phrase “and/or.”

16. Releases on Non-business Days. In the event that a release of any Stock Powers or Contributions Shares hereunder is required to be made on a date that is not a business day, such release may be made on the next succeeding business day with the same force and effect as if made when required.

17. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Utah applicable to contracts to be made and performed entirely therein without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.

18. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each party and delivered to the other Parties hereto. Counterparts and signatures transmitted by facsimile shall be valid as originals.

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IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the day and year first above written.

THE COMPANY:

ALLDIGITAL HOLDINGS, INC.,
a Nevada corporation

By:	/s/ Paul Summers
Name:	Paul Summers
Title:	Chairman & CEO

CONTRIBUTORS:

STEPHEN JAMES SMITH TRUST (Dated 10/24/02)

By:	/s/ Stephen James Smith
Name:	Stephen James Smith
Title	VP - Network Services

/s/ TIM NAPOLEON
TIM NAPOLEON, an individual

ESCROW AGENT:

PARR BROWN GEE & LOVELESS, P.C.,
a Utah professional corporation

By:
Name:
Title

[Signature Page to Escrow and Contribution Agreement]

Exhibit A

Walpuck Option

(See attached)

[Signature Page to Escrow and Contribution Agreement]

Exhibit B

Wilms Option

(See attached)

Exhibit C

Form of Stock Power

(See attached)

STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to AllDigital Holdings, Inc. (the “Corporation”) 200,000 shares of the capital common stock of the Corporation, represented by Certificate No. [___] standing in the name of the undersigned on the books of the Corporation, and does hereby irrevocably constitute and appoint Paul Summers, attorney-in-fact, to transfer said shares on the books of the Corporation, with full power of substitution in the premises.

DATED this ___ day of June, 2013.

Print Name

Authorized Signature

Signature Witnessed by: